UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2006

SCICLONE PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19825	94-3116852
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 Mariner’s Island Blvd., Suite 205
San Mateo, California 94404
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (650) 358-3456

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 2, 2006, SciClone Pharmaceuticals, Inc., a Delaware corporation (the “Company”) entered into an Independent Contractor Services Agreement (the “Lawrence Contractor Agreement”) with Ira Lawrence, M.D., a member of the Company’s Board of Directors (the “Board”) and the Company’s former President and Chief Executive Officer. In addition, on June 2, 2006, the Company entered into an Indemnity Agreement (the “Blobel Indemnity Agreement”) with Friedhelm Blobel, Ph.D., the Company’s President, Chief Executive Officer and a member of the Board.

The Company entered into the Lawrence Contractor Agreement in compliance with that certain previously-disclosed Confidential Separation Agreement and General Release of Claims entered into between the Company and Dr. Lawrence on April 23, 2006.

Pursuant to the Lawrence Contractor Agreement, Dr. Lawrence will provide consulting services to the Company as mutually agreed upon by Dr. Lawrence and the Company in the area of pharmaceutical research and clinical development and any other services as mutually agreed upon by Dr. Lawrence and the Company, following the effectiveness on June 2, 2006 of his previously-disclosed resignation as the Company’s President and Chief Executive Officer, until May 31, 2007. In consideration for such services, the Company will pay Dr. Lawrence a fee of $400.00 per hour; provided, however, that compensation for all services provided under the Lawrence Contractor Agreement (including all expenses as described below) shall not exceed $59,999 in any calendar year unless approved in writing by the Compensation Committee of the Board. Under the Lawrence Contractor Agreement, the Company will reimburse Dr. Lawrence for the following expenses incurred in connection with his services thereunder: (a) $100.00 per hour for actual time used for travel to and from the Company’s offices or other locations agreed to in the conduct of the Dr. Lawrence’s work for the Company under the Lawrence Contractor Agreement; and (b) reasonable and customary out-of-pocket expenses, including travel, hotel and meal accommodations, mailing, faxing and telephone calls.

Pursuant to the Blobel Indemnity Agreement, which is in the form similar to the indemnity agreements which the Company has entered into with other Company executives, the Company agrees, among other things, to indemnify Dr. Blobel against certain expenses and liabilities incurred by Dr. Blobel in connection with certain proceedings if Dr. Blobel becomes a party or is threatened to be made a party by reason of the fact that he is or was an agent of the Company, or by reason of anything done or not done by him in any such capacity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 5, 2006	SCICLONE PHARMACEUTICALS, INC.

/s/ Richard A. Waldron
Richard A. Waldron
Chief Financial Officer